THIRD AMENDMENT TO
                  SECURITY AND LOAN AGREEMENT, DOMESTIC CREDIT
                              AND ADDENDUM THERETO

This Third Amendment ("Third Amendment") amends that certain Security and Loan Agreement, Domestic Credit, dated July 28, 1997, ("Loan Agreement") by and between Imperial Bank ("Bank") and PulsePoint Communications, formerly known as Digital Sound Corporation, ("Borrower") and the Addendum, "Exhibit A," ("Addendum") thereto, of even date, and all amendments thereto (the "Amendments"). The Loan Agreement, Addendum, and Amendments are collectively referred to herein as the "Agreement", and are modified as follows:


1. Section A of the Addendum is amended by replacing the date "February 26, 1999" with the date "September 30, 1999".

2.   Section E(4) of the Addendum is amended in its entirety to read as follows:

     "Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 120 calendar days from invoice date, except for obligations owed to Borrower by Nextlink Communications."

3.   Section E(12) of the Addendum is amended in its entirety read as follows:

     "Those portions of Accounts against which a deferred revenue obligation may be offset for revenue not yet recognized by Borrower."

4. A new Section E(18) is added to the Addendum to read in its entirety as follows:

     "Account balances owed to Borrower by Nextlink Communications for which extended repayment terms (i.e. due in greater than 30 days from date of invoice) have been granted."

5.   Section I(1) of the Addendum is amended in its entirety to read as follows:

     "Facility Fee. A facility fee will be assessed equal to one-half percent (0.50%) of the commitment or $25,000 ("Facility Fee"), which shall be due and payable upon the execution of the Third Amendment ."


6. Except as provided above, the Loan Agreement and Amendments remain unchanged.


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7.   This Third  Amendment is  effective  as of March 31, 1999,  and the parties hereby confirm that the Agreement as amended is in full force and effect



PULSEPOINT COMMUNICATIONS "BORROWER"



By:            /s/ B. Robert Suh
            ---------------------------------
            B.  Robert Suh

Title:      Vice President and Chief Financial Officer


IMPERIAL BANK "BANK"




By:            /s/ Clinton E. Anderson
            ---------------------------------
            Clinton E. Anderson

Title:      Vice President




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